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                                                               EXHIBIT 5


                      [MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD]





                                                July 1, 1997



Alarmguard Holdings, Inc.
125 Frontage Road
Orange, Connecticut 06477



              Re:  Issuance of Shares Pursuant to
                   Registration Statement on Form S-8

Gentlemen:

              We have acted as counsel to Alarmguard Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an aggregate of 770,000 shares (the "Shares") of the Company's common stock, $.0001 par value per share.

               In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation of the Company, (b) the By-Laws of the Company, (c) a good standing certificate dated June 27, 1997 from the State of Delaware and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective, (ii) the Shares will have been duly authorized and reserved for issuance and certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof which will be no less than the par value thereof, and (iii) the Shares will be issued in compliance with applicable federal and state securities laws.

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Alarmguard Holdings, Inc.
July 1, 1997
Page 2


              Based on the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

              We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the laws of that state, the General Corporation Law of the State of Delaware and the federal laws of the Untied States of America.

              We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            /s/ Morgan Lewis & Bockius LLP